Exhibit 99.1

Landmark Infrastructure Partners LP Reports Second Quarter 2015 Results

El Segundo, California August 6, 2015 (GLOBE NEWSWIRE) –  Landmark Infrastructure Partners LP (the “Partnership,” “we,” “us” or “our”) (Nasdaq: LMRK) today announced second quarter and six months 2015 financial results.

Highlights:

•	On July 21, 2015, the Partnership acquired a portfolio of assets from its sponsor, Landmark Dividend LLC (“Landmark”), for total consideration of $35.7 million;
•	On April 8, 2015, the Partnership acquired a portfolio of assets from Landmark, for total consideration of $22.1 million;
•	Generated Q2 2015 Adjusted EBITDA of $4.0 million and distributable cash flow of $3.0 million; and
•	Increased quarterly cash distribution for the second consecutive quarter to $0.3075 per unit, a 7.0% increase over the minimum quarterly distribution

Second Quarter and Six Months 2015 Results

For the quarter ended June 30, 2015, the Partnership generated Adjusted EBITDA (earnings before interest, income taxes, depreciation and amortization) of approximately $4.0 million and distributable cash flow of approximately $3.0 million.  Additionally, the Partnership generated net income of approximately $1.1 million, or $0.16 per common unit, and EBITDA of approximately $3.5 million.  Second quarter Adjusted EBITDA, distributable cash flow, net income and EBITDA exclude results prior to April 8, 2015 that are attributable to the assets acquired in the second quarter.

For the six months ended June 30, 2015, the Partnership generated a net loss of approximately $1.8 million, EBITDA of approximately $2.5 million, Adjusted EBITDA of approximately $7.4 million and distributable cash flow of approximately $5.5 million.  Adjusted EBITDA, distributable cash flow, net loss and EBITDA exclude results prior to the date of acquisitions that are attributable to assets acquired in the first and second quarter of 2015.

“We are extremely pleased with our second quarter operating performance and the recently announced third drop-down acquisition,” said Tim Brazy, the Partnership’s Chief Executive Officer.  “The recent secondary offering and revolving credit facility expansion provides us with additional financing flexibility and liquidity to fund future acquisitions.”

Quarterly Distribution

As previously announced, on July 21, 2015, the Board of Directors of the Partnership’s general partner declared a quarterly cash distribution of $0.3075 per limited partner unit, or $1.23 per unit on an annualized basis, for the quarter ended June 30, 2015.  This quarter’s cash distribution, which represents a 7.0% increase over the minimum quarterly distribution and a 3.4% increase compared to the first quarter 2015 distribution of $0.2975 per unit, marks the second consecutive quarter that the Partnership has increased its quarterly cash distribution since its initial public offering in November 2014.  The distribution is payable on August 14, 2015 to unitholders of record as of August 4, 2015.

Capital and Liquidity

As of June 30, 2015, the Partnership had $72.2 million of outstanding borrowings under its revolving credit facility (the “Facility”) and $177.8 million of undrawn borrowing capacity under the Facility, subject to compliance with certain covenants.  During the second quarter, the Partnership amended the Facility to increase the borrowing capacity by $60 million to $250 million.  The Partnership has fixed $95.0 million of borrowings under the Facility with a weighted average fixed interest rate of 3.96%.

Secondary Offering

On May 20, 2015, the Partnership closed a public offering of an additional 3,000,000 common units representing limited partner interests in us at a price to the public of $16.75 per common unit, or $15.91 per common unit net of the underwriter’s discount. We received net proceeds of $46.9 million after deducting the underwriter’s discount and offering expenses paid by us of $3.3 million. We used the net proceeds to repay a portion of the borrowings under the Partnership’s revolving credit facility.

Recent Drop-Down Acquisitions

During the second quarter, the Partnership completed a drop-down acquisition from Landmark of 73 tenant sites for total consideration of $22.1 million that closed on April 8, 2015.  On July 21, 2015, the Partnership completed a drop-down acquisition from Landmark of 100 tenant sites for total consideration of $35.7 million.  Both of these acquisitions were immediately accretive to the Partnership’s distributable cash flow and funded primarily with borrowings under the Partnership’s existing Facility.  The closing of the most recent drop-down acquisition brings total consideration paid for acquisitions to approximately $83.0 million in 2015.

Guidance

The Partnership’s sponsor, Landmark, has previously expressed its intent to offer us the right to purchase assets with annual rents ranging from $15.0 to $18.0 million over a 12-month period beginning February 26, 2015.  These drop-downs, combined with organic portfolio growth expected from contractual rent escalators, leasing activity and revenue sharing arrangements, are expected to drive distribution growth of 10% to 15% over the MQD of $0.2875 per unit ($1.15 per unit on an annualized basis) by the end of 2015.

Conference Call Information

The Partnership will hold a conference call on Thursday, August 6, 2015, at 12:00 p.m. Eastern Time (9:00 a.m. Pacific Time) to discuss its second quarter and six months 2015 financial and operating results.  The call can be accessed via a live webcast at http://investor.landmarkmlp.com, or by dialing 877-930-8063 in the U.S. and Canada.  Investors outside of the U.S. and Canada should dial 253-336-7764.  The passcode for both numbers is 80892136.

A webcast replay will be available approximately two hours after the completion of the conference call through September 30, 2015 at http://investor.landmarkmlp.com.  The replay is also available through August 15, 2015 by dialing 855-859-2056 or 404-537-3406 and entering the access code 80892136.

About Landmark Infrastructure Partners LP

The Partnership is a growth-oriented master limited partnership formed to acquire, own and manage a portfolio of real property interests that the Partnership leases to companies in the wireless communication, outdoor advertising and renewable power generation industries. Headquartered in El Segundo, California, the Partnership’s real property interests consist of a diversified portfolio of long-term and perpetual easements, tenant lease assignments and fee simple properties located in 45 states and the District of Columbia, entitling the Partnership to rental payments from leases on approximately 850 tenant sites as of June 30, 2015.

Non-GAAP Financial Measures

We define EBITDA as net income before interest, income taxes, depreciation and amortization, and we define Adjusted EBITDA as EBITDA before impairments, acquisition‑related costs, unrealized or realized gain or loss on derivatives, loss on extinguishment of debt, gain on sale of real property interest, unit-based compensation, straight line rental adjustments, amortization of above‑ and below‑market rents, and after the capital contribution to fund our general and administrative expense reimbursement.  We define distributable cash flow as Adjusted EBITDA less cash interest paid, current cash income tax paid and maintenance capital expenditures. Distributable cash flow will not reflect changes in working capital balances. We believe that to understand our performance further, EBITDA, Adjusted EBITDA and distributable cash flow should be compared with our reported net income and net cash provided by operating activities in accordance with generally accepted accounting principles in the United States (“GAAP”), as presented in our combined financial statements.

EBITDA, Adjusted EBITDA and distributable cash flow are non-GAAP supplemental financial measures that management and external users of our financial statements, such as industry analysts, investors, lenders and rating agencies, may use to assess:

•	our operating performance as compared to other publicly traded limited partnerships, without regard to historical cost basis or, in the case of Adjusted EBITDA, financing methods;
•	the ability of our business to generate sufficient cash to support our decision to make distributions to our unitholders;
•	our ability to incur and service debt and fund capital expenditures; and
•	the viability of acquisitions and the returns on investment of various investment opportunities.

We believe that the presentation of EBITDA, Adjusted EBITDA and distributable cash flow provides information useful to investors in assessing our financial condition and results of operations.  The GAAP measures most directly comparable to EBITDA, Adjusted EBITDA and distributable cash flow are net income and net cash provided by operating activities.  EBITDA, Adjusted EBITDA and distributable cash flow should not be considered as an alternative to GAAP net income, net cash provided by operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP.  Each of EBITDA, Adjusted EBITDA and distributable cash flow has important limitations as analytical tools because they exclude some, but not all, items that affect net income and net cash provided by operating activities, and these measures may vary from those of other companies.  You should not consider EBITDA, Adjusted EBITDA and distributable cash flow in isolation or as a substitute for analysis of our results as reported under GAAP.  As a result, because EBITDA, Adjusted EBITDA and distributable cash flow may be defined differently by other companies in our industry, EBITDA, Adjusted EBITDA and distributable cash flow as presented below may not be comparable to similarly titled measures of other companies, thereby diminishing their utility.  For a reconciliation of EBITDA, Adjusted EBITDA and distributable cash flow to the most comparable financial measures calculated and presented in accordance with GAAP, please see the “Reconciliation of EBITDA, Adjusted EBITDA and Distributable Cash Flow” table below.

Safe Harbor

This release contains forward-looking statements within the meaning of federal securities laws.  These statements discuss future expectations, contain projections of results of operations or of financial condition or state other forward-looking information.  You can identify forward-looking statements by words such as “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “project,” “could,” “may,” “should,” “would,” “will” or other similar expressions that convey the uncertainty of future events or outcomes.  These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond the Partnership's control and are difficult to predict.  These statements are often based upon various assumptions, many of which are based, in turn, upon further assumptions, including examination of historical operating trends made by the management of the Partnership.  Although the Partnership believes that these assumptions were reasonable when made, because assumptions are inherently subject to significant uncertainties and contingencies, which are difficult or impossible to predict and are beyond its control, the Partnership cannot give assurance that it will achieve or accomplish these expectations, beliefs or intentions.  Examples of forward-looking statements in this press release include the payment of our quarterly distribution, the discussion of potential acquisitions from our sponsor, and our expected distribution growth.  When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements contained in the Partnership's filings with the U.S. Securities and Exchange Commission, including the Partnership's annual report on Form 10-K for the year ended December 31, 2014.  These risks could cause the Partnership's actual results to differ materially from those contained in any forward-looking statement.

CONTACT:Marcelo Choi

Vice President, Investor Relations

(310) 598-3173

ir@landmarkmlp.com

Landmark Infrastructure Partners LP

Consolidated and Combined Statements of Operations

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014(1)	2015	2014(1)
Revenue
Rental revenue	$4,229,771	$3,390,459	$8,191,863	$6,724,005
Interest income on receivables	194,544	158,858	401,854	334,409
Total revenue	4,424,315	3,549,317	8,593,717	7,058,414
Expenses
Management fees to affiliate	—	100,825	—	202,330
Property operating	8,894	21,805	8,894	21,805
General and administrative	651,071	514,411	1,635,056	531,958
Acquisition-related	173,755	—	1,367,072	1,800
Amortization	1,194,775	886,573	2,261,750	1,758,385
Impairments	514,300	8,450	3,276,736	8,450
Total expenses	2,542,795	1,532,064	8,549,508	2,524,728
Other income and expenses
Interest expense	(1,164,235)	(1,171,275)	(2,175,891)	(2,303,929)
Unrealized gain (loss) on derivatives	397,162	(435,530)	(376,724)	(487,790)
Gain on sale of real property interest	9,524	—	82,026	—
Total other income and expenses	(757,549)	(1,606,805)	(2,470,589)	(2,791,719)
Net income (loss)	$1,123,971	$410,448	$(2,426,380)	$1,741,967
Less: Net income (loss) attributable to Predecessor(1)	15,355	410,448	(643,333)	1,741,967
Limited partners’ interest in net income (loss)	$1,108,616	$—	$(1,783,047)	$—
Net income (loss) per limited partners unit
Common units – basic and diluted	$0.16		$(0.16)
Subordinated units – basic and diluted	$0.05		$(0.30)
Weighted average limited partner units outstanding
Common units – basic and diluted	6,090,688		5,401,007
Subordinated units – basic and diluted	3,135,109		3,135,109
Other Data:
Total leased tenant sites (end of period)	831	699	831	699
Total available tenant sites (end of period)	849	702	849	702

(1)

On March 4, 2015 and April 8, 2015, the Partnership completed its acquisition of 81 and 73 tenant sites, respectively, and related real property interests (the “Acquired Assets”), from our sponsor Landmark Dividend LLC (“Landmark”), in exchange for cash consideration of $25.2 million and $22.1 million, respectively. Since the entities are under common control, the assets and liabilities acquired are recorded at Landmark’s historical cost, with financial statements for prior periods retroactively adjusted to furnish comparative information. Financial information prior to the closing of each transaction has been retroactively adjusted for the Acquired Assets. These financial statements should be read in conjunction with the financial statements and the accompanying notes and other information included in the Partnership’s Quarterly Report on Form 10-Q for the three and six months ended June  30, 2015 to be filed with the Securities and Exchange Commission on August 6, 2015 and the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2014 filed with the Securities and Exchange Commission on February 26, 2015 (except for items 6, 7 and 15 and Exhibit 23.1, which have been superseded by the Current Report on Form 8-K, filed May 7, 2015).

Landmark Infrastructure Partners LP

Consolidated and Combined Balance Sheets

 (Unaudited)

	June 30, 2015	December 31, 2014(1)
Assets
Land	$5,219,666	$5,219,666
Real property interests	204,248,244	186,926,669
Total land and real property interests	209,467,910	192,146,335
Accumulated amortization of real property interests	(7,557,458)	(5,916,820)
Land and net real property interests	201,910,452	186,229,515
Investments in receivables, net	8,357,381	8,665,274
Cash and cash equivalents	401,892	311,108
Rent receivables, net	355,652	80,711
Due from Landmark and affiliates	1,313,408	659,722
Deferred loan costs, net	3,120,334	2,838,879
Deferred rent receivable	366,892	288,453
Derivative assets	19,038	—
Other intangible assets, net	5,352,392	5,003,655
Other assets	215,606	399,222
Total assets	$221,413,047	$204,476,539
Liabilities and equity
Revolving credit facility	$72,200,000	$74,000,000
Accounts payable and accrued liabilities	1,235,052	141,508
Other intangible liabilities, net	8,197,871	7,396,318
Prepaid rent	1,779,627	1,532,372
Derivative liabilities	685,570	289,808
Total liabilities	84,098,120	83,360,006
Commitments and contingencies
Equity	137,314,927	121,116,533
Total liabilities and equity	$221,413,047	$204,476,539

(1)

Prior-period financial information has been retroactively adjusted for certain assets acquired on March 4, 2015 and April 8, 2015. These financial statements should be read in conjunction with the financial statements and the accompanying notes and other information included in the Partnership’s Quarterly Report on Form 10-Q for the three and six months ended June 30, 2015 to be filed with the Securities and Exchange Commission on August 6, 2015.

Landmark Infrastructure Partners LP

Real Property  Interest Table(10)

	Available Tenant		Leased Tenant
	Sites(1)		Sites
			Average			Average		Average
			Remaining			Remaining		Monthly		Percentage
	Number of		Property			Lease	Tenant Site	Effective Rent	Quarterly	of Quarterly
	Infrastructure		Interest			Term	Occupancy	Per Tenant	Rental	Rental
Real Property Interest	Locations(1)	Number	(Years)		Number	(Years)(2)	Rate(3)(4)	Site(4)(5)	Revenue(6)	Revenue(6)
Tenant Lease Assignment with Underlying Easement
Wireless Communication	414	546	76.1	(7)	531	18.8			$2,760,850	65%
Outdoor Advertising	137	165	84.6	(7)	165	11.6			646,892	15%
Renewable Power Generation	2	3	22.8		3	22.2			10,480	—%
Subtotal	553	714	77.8	(7)	699	17.1			$3,418,222	80%
Tenant Lease Assignment only(8)
Wireless Communication	77	109	54.4		106	17.8			$672,743	16%
Outdoor Advertising	9	9	85.1		9	14.9			42,913	1%
Subtotal	86	118	56.8		115	17.6			$715,656	17%
Tenant Lease on Fee Simple
Wireless Communication	3	6	99.0	(7)	6	10.5			$32,705	1%
Outdoor Advertising	10	11	99.0	(7)	11	10.5			63,188	2%
Subtotal	13	17	99.0	(7)	17	10.5			$95,893	3%
Total	652	849	75.3	(9)	831	17.0			$4,229,771	100%
Aggregate Portfolio
Wireless Communication	494	661	72.7		643	18.5	97%	$1,690	$3,466,298	82%
Outdoor Advertising	156	185	85.5		185	11.7	100%	1,337	752,993	18%
Renewable Power Generation	2	3	22.8		3	22.2	100%	1,181	10,480	—%
Total(10)	652	849	75.3	(9)	831	17.0	98%	$1,610	$4,229,771	100%

(1)

“Available Tenant Sites” means the number of individual sites that could be leased. For example, if we have an easement on a single rooftop, on which three different tenants can lease space from us, this would be counted as three “tenant sites,” and all three tenant sites would be at a single infrastructure location with the same address.

(2)

Assumes the exercise of all remaining renewal options of tenant leases. Assuming no exercise of renewal options, the average remaining lease terms for our wireless communication, outdoor advertising, renewable power generation and aggregate portfolios as of June 30, 2015 were 2.6, 6.5, 18.9 and 3.5 years, respectively.

(3)	Represents number of leased tenant sites divided by number of available tenant sites.
(4)	Occupancy and average monthly effective rent per tenant site are shown only on an aggregate portfolio basis by industry.
(5)	Represents total monthly revenue excluding the impact of amortization of above and below market lease intangibles divided by the number of leased tenant sites.
(6)	Represents GAAP rental revenue recognized under existing tenant leases for the three months ended June 30, 2015. Excludes interest income on receivables.
(7)	Fee simple ownership and perpetual easements are shown as having a term of 99 years for purposes of calculating the average remaining term.
(8)

Reflects “springing lease agreements” whereby the cancellation or nonrenewal of a tenant lease entitles us to enter into a new ground lease with the property owner (up to the full property interest term) and a replacement tenant lease. The remaining lease assignment term is, therefore, equal to or longer than the remaining lease term. Also represents properties for which the “springing lease” feature has been exercised and has been replaced by a lease for the remaining lease term.

(9)	Excluding perpetual ownership rights, the average remaining property interest term on our tenant sites is approximately 63 years.
(10)

Information herein does not include the July 21, 2015 acquisition of 100 tenant sites and related real property interests, consisting of 81 wireless communication, 16 outdoor advertising and 3 renewable power generation tenant sites. Including the July 21, 2015 acquisition, the partnership has 931 leased tenant sites out of 949 available tenant sites.

Landmark Infrastructure Partners LP

Reconciliation of EBITDA, Adjusted EBITDA and Distributable Cash Flow

(Unaudited)

	Three Months Ended June 30,		Six months ended June 30,
	2015(1)	2014(1)	2015(1)	2014(1)
Reconciliation of EBITDA and Adjusted EBITDA to Net Income (loss)
Net income (loss)	$1,123,971	$410,448	$(2,426,380)	$1,741,967
Interest expense	1,164,235	1,171,275	2,175,891	2,303,929
Amortization expense	1,194,775	886,573	2,261,750	1,758,385
EBITDA	$3,482,981	$2,468,296	$2,011,261	$5,804,281
Impairments	514,300	8,450	3,276,736	8,450
Acquisition-related	173,755	—	1,367,072	1,800
Unrealized (gain) loss on derivatives	(397,162)	435,530	376,724	487,790
Gain on sale of real property interest	(9,524)	—	(82,026)	—
Unit-based compensation	8,750	—	87,500	—
Straight line rent adjustments	(40,889)	(29,230)	(78,439)	(56,361)
Amortization of above- and below-market rents, net	(198,424)	(130,077)	(397,400)	(248,856)
Deemed capital contribution to fund general and administrative expense reimbursement(2)	481,053	—	1,173,925	—
Adjusted EBITDA	$4,014,840	$2,752,969	$7,735,353	$5,997,104
Reconciliation of Adjusted EBITDA to Net Cash Provided by Operating Activities
Net cash provided by operating activities	$2,021,054	$1,593,535	$4,374,278	$3,171,392
Unit-based compensation	(8,750)	—	(87,500)	—
Unrealized gain (loss) on derivatives	397,162	(435,530)	(376,724)	(487,790)
Amortization expense	(1,194,775)	(886,573)	(2,261,750)	(1,758,385)
Amortization of above- and below-market rents, net	198,424	130,077	397,400	248,856
Amortization of deferred loan costs	(154,760)	(212,292)	(298,138)	(429,031)
Receivables interest accretion	3,785	21,585	19,166	44,442
Impairments	(514,300)	(8,450)	(3,276,736)	(8,450)
Gain on the sale of real property interest	9,524	—	82,026	—
Allowance for doubtful accounts and loan losses	—	—	—	(4,465)
Working capital changes	366,607	208,096	(998,402)	965,398
Net income (loss)	$1,123,971	$410,448	$(2,426,380)	$1,741,967
Interest expense	1,164,235	1,171,275	2,175,891	2,303,929
Amortization expense	1,194,775	886,573	2,261,750	1,758,385
EBITDA	$3,482,981	$2,468,296	$2,011,261	$5,804,281
Less:
Unrealized gain on derivatives	(397,162)	—	—	—
Gain on sale of real property interest	(9,524)	—	(82,026)	—
Straight line rent adjustments	(40,889)	(29,230)	(78,439)	(56,361)
Amortization of above- and below-market rents, net	(198,424)	(130,077)	(397,400)	(248,856)
Add:
Impairments	514,300	8,450	3,276,736	8,450
Acquisition-related	173,755	—	1,367,072	1,800
Unrealized loss on derivatives	—	435,530	376,724	487,790
Unit-based compensation	8,750	—	87,500	—
Deemed capital contribution to fund general and administrative expense reimbursement(2)	481,053	—	1,173,925	—
Adjusted EBITDA	$4,014,840	$2,752,969	$7,735,353	$5,997,104
Less:
Expansion capital expenditures(1)	(22,050,000)	—	(47,255,000)	—
Cash interest expense	(1,009,475)	(958,983)	(1,877,753)	(1,874,898)
Add:
Borrowings and capital contributions to fund expansion capital expenditures	22,050,000	—	47,255,000	—
Distributable cash flow	$3,005,365	$1,793,986	$5,857,600	$4,122,206

(1)

Financial information prior to the closing of the transactions has been retroactively adjusted for certain assets acquired on March 4, 2015 and April 8, 2015. See reconciliation of operations, EBITDA, Adjusted EBITDA, and distributable cash flow for the periods presented.

(2)

Under the omnibus agreement that we entered into with Landmark at the closing of the IPO, we agreed to reimburse Landmark for expenses related to certain general and administrative services that Landmark will provide to us in support of our business, subject to a quarterly cap equal to the greater of $162,500 and 3% of our revenue during the preceding calendar quarter. This cap on expenses will last until the earlier to occur of: (i) the date on which our revenue for the immediately preceding four consecutive fiscal quarters exceeded $80.0 million and (ii) November 19, 2019. The full amount of general and administrative expenses incurred will be reflected in our income statements, and to the extent such general and administrative expenses exceed the cap amount, the amount of such excess will be reflected in our financial statements as a capital contribution from Landmark rather than as a reduction of our general and administrative expenses, except for expenses that would otherwise be allocated to us, which are not included in our general and administrative expenses.

Landmark Infrastructure Partners LP

Reconciliation of Operations, EBITDA, Adjusted EBITDA and Distributable Cash Flow For The Predecessor and Partnership

(Unaudited)

	For the Three Months Ended June 30, 2015(1)			For the Six Months Ended June 30, 2015(1)
	Landmark	Acquired		Landmark	Acquired
	Infrastructure	Assets	Consolidated	Infrastructure	Assets	Consolidated
	Partners LP	Predecessor	Results	Partners LP	Predecessor	Results

Revenue:
Rental revenue	$4,205,286	$24,485	$4,229,771	$7,821,715	$370,148	$8,191,863
Interest income	194,544	—	194,544	401,854	—	401,854
Total revenue	4,399,830	24,485	4,424,315	8,223,569	370,148	8,593,717
Expenses:
Property operating	8,894	—	8,894	8,894	—	8,894
General and administrative	651,071	—	651,071	1,635,056	—	1,635,056
Acquisition-related	173,755	—	173,755	473,353	893,719	1,367,072
Amortization	1,185,645	9,130	1,194,775	2,141,988	119,762	2,261,750
Impairments	514,300	—	514,300	3,276,736	—	3,276,736
Total expenses	2,533,665	9,130	2,542,795	7,536,027	1,013,481	8,549,508
Other income and expenses
Interest expense	(1,164,235)	—	(1,164,235)	(2,175,891)	—	(2,175,891)
Unrealized gain (loss) on derivatives	397,162	—	397,162	(376,724)	—	(376,724)
Gain on the sale of real property interest	9,524	—	9,524	82,026	—	82,026
Total other income and expenses	(757,549)	—	(757,549)	(2,470,589)	—	(2,470,589)
Net income (loss)	$1,108,616	$15,355	$1,123,971	$(1,783,047)	$(643,333)	$(2,426,380)
Add:
Interest expense	1,164,235	—	1,164,235	2,175,891	—	2,175,891
Amortization expense	1,185,645	9,130	1,194,775	2,141,988	119,762	2,261,750
EBITDA	$3,458,496	$24,485	$3,482,981	$2,534,832	$(523,571)	$2,011,261
Less:
Unrealized gain on derivatives	(397,162)	—	(397,162)	—	—	—
Gain on sale of real property interests	(9,524)	—	(9,524)	(82,026)	—	(82,026)
Straight line rent adjustments	(39,518)	(1,371)	(40,889)	(58,544)	(19,895)	(78,439)
Amortization of above- and below-market rents	(198,582)	158	(198,424)	(390,487)	(6,913)	(397,400)
Add:
Impairments	514,300	—	514,300	3,276,736	—	3,276,736
Acquisition-related expenses	173,755	—	173,755	473,353	893,719	1,367,072
Unrealized loss on derivatives	—	—	—	376,724	—	376,724
Unit-based compensation	8,750	—	8,750	87,500	—	87,500
Deemed capital contribution to fund general and administrative expense reimbursement(2)	481,053	—	481,053	1,173,925	—	1,173,925
Adjusted EBITDA	$3,991,568	$23,272	$4,014,840	$7,392,013	$343,340	$7,735,353
Less:
Expansion capital expenditures	(22,050,000)	—	(22,050,000)	(47,255,000)	—	(47,255,000)
Cash interest expense	(1,009,475)	—	(1,009,475)	(1,877,753)	—	(1,877,753)
Add:						—
Borrowings and capital contributions to fund expansion capital expenditures	22,050,000	—	22,050,000	47,255,000	—	47,255,000
Distributable cash flow	$2,982,093	$23,272	$3,005,365	$5,514,260	$343,340	$5,857,600

Annualized quarterly distribution per unit	$1.23			$1.21
Distributions to common unitholders(3)	1,872,887			3,267,609
Distributions to Landmark Dividend – subordinated units(3)	964,046			1,896,741
Total distributions to our unitholders(3)	$2,836,933			$5,164,350
Excess of distributable cash flow over the quarterly distribution(3)	$145,160			$349,910
Coverage ratio(3)	1.05x			1.07x

(1)

On March 4, 2015 and April 8, 2015, the Partnership completed its acquisition of 81 and 73 tenant sites, respectively, and related real property interests from Landmark (the “Acquired Assets”). The assets and liabilities acquired are recorded at the historical cost of Landmark, as the transactions are between entities under common control, the statements of operations of the Partnership are adjusted retroactively as if the transactions occurred on the earliest date during which the entities were under common control. The historical financial statements have been retroactively adjusted to reflect the results of operations, financial position, and cash flows of the Acquired Assets as if the Partnership owned the Acquired Assets in all periods while under common control. The reconciliation present our results of operations and financial position giving effect to the Acquired Assets. The combined results of the Acquired Assets prior to each transaction date are included in “Acquired Assets Predecessor.” The consolidated results of the Acquired Assets after each transaction date are included in “Landmark Infrastructure Partners LP.”

(2)

Under the omnibus agreement that we entered into with Landmark at the closing of the IPO, we agreed to reimburse Landmark for expenses related to certain general and administrative services that Landmark will provide to us in support of our business, subject to a quarterly cap equal to the greater of $162,500 and 3% of our revenue during the preceding calendar quarter. This cap on expenses will last until the earlier to occur of: (i) the date on which our revenue for the immediately preceding four consecutive fiscal quarters exceeded $80.0 million and (ii) November 19, 2019. The full amount of general and administrative expenses incurred will be reflected in our income statements, and to the extent such general and administrative expenses exceed the cap amount, the amount of such excess will be reflected in our financial statements as a capital contribution from Landmark rather than as a reduction of our general and administrative expenses, except for expenses that would otherwise be allocated to us, which are not included in our general and administrative expenses.

(3)	Coverage ratio is calculated as the distributable cash flow for the quarter divided by the distributions to the limited partners on the weighted average units outstanding.